                          SECURITIES PURCHASE AGREEMENT


      SECURITIES PURCHASE AGREEMENT dated and effective as of September 7, 2001 (this "Agreement"), among China Development Industrial Bank Inc. (the "Seller"), the investors signatory hereto (individually, a "Purchaser" and, collectively, the "Purchasers"), and Baker & McKenzie.

      WHEREAS, the Seller is the sole record and beneficial owner of 3,250,000 shares of Common Stock (as defined below) (the "Shares"); and

      WHEREAS, subject to the terms and conditions set forth in this Agreement, the Seller desires to sell to the Purchasers and the Purchasers severally desire to purchase from the Seller the Shares as more fully described herein.

      NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties to this Agreement do hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated in this Article I.

      "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

      "Business Day" shall mean any day except Saturday, Sunday and any day which is a legal holiday or a day on which banking institutions in New York City are authorized or required by law or other governmental action to close.

      "Call Shares Per Share Purchase Price" means the average of the First Tranche Per Share Purchase Price, the Second Tranche Per Share Purchase Price and the Third Tranche Per Share Purchase Price.

      "Ceiling Price" means $24.00 (subject to equitable adjustment in the event of stock splits, stock combinations or similar events affecting the Common Stock prior to the end of the measurement period utilized to calculate the Ceiling Price).

      "Closing Date" means each of the First Tranche Closing Date, Second Tranche Closing Date and Third Tranche Closing Date.

      "Closing Price" means on any particular date (a) if the Common Stock is then listed or quoted on Nasdaq or a Subsequent Market on such date, the closing sales price per share of the Common Stock on such date on Nasdaq or such Subsequent Market, or if there is no such price on such date, then the closing sales price for a share of Common Stock on Nasdaq or such Subsequent Market on the date nearest preceding such date, or (b) if the Common Stock is not then listed or quoted on Nasdaq or a Subsequent Market, the closing sales price for a share of Common Stock in the over-the-counter market at the close of business on such date, or (c) if the Common Stock is not then reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant period, as determined in good faith by the Holder, or (d) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an Appraiser selected in good faith by the Purchasers who then hold a majority in interest of the Shares sold under this Agreement.




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      "Commission" means the U.S. Securities and Exchange Commission.

      "Common Stock" means the Company's common stock, par value $.01 per share and such securities into which such stock may hereafter be classified.

      "Company" means Impax Laboratories, Inc., a Delaware corporation.

      "First Tranche Closing Date" means September 15, 2001.

      "First Tranche Per Share Purchase Price" means 91% of the average Closing Prices during the seventeen Trading Days following (but not including) the First Tranche Closing Date, except if First Tranche Shares are acquired under Section 2.2(c), in which case the First Tranche Per Share Purchase Price will equal the Ceiling Price or 91% of the Floor Price, as applicable, for the First Tranche Shares.

      "First Tranche Percentage" means, for each Purchaser, the percentage of all First Tranche Shares that such Purchaser has committed to acquire under and subject to the terms of this Agreement, by reference to the signature pages to this Agreement of all Purchasers.

      "Floor Price" means $12.60 (subject to equitable adjustment in the event of stock splits, stock combinations or similar events affecting the Common Stock prior to the end of the measurement period utilized to calculate the Floor Price).

      "Liens" means all pledges, encumbrances, security interests and liens of any kind.

      "Market Standoff Agreement" means that certain Market Standoff Agreement, made and entered into as of November 28, 2000, by and among Fleming US Discovery Fund III, L.P., Fleming US Discovery Offshore Fund III, L.P., Chemical Company of Malaysia (Berahd), Seller and [President].

      "Money Escrow Agent" means Baker & McKenzie, counsel for Seller in connection with the transactions contemplated by this Agreement.

      "Nasdaq" means the Nasdaq National Market.

      "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

      "Registration Statement" means the Company's Registration Statement on Form S-3 promulgated under the Securities Act (Registration No. 333-40590), as such registration statement may be amended or supplemented.

      "Robinson Silverman" means Robinson Silverman Pearce Aronsohn & Berman LLP, counsel to the Purchasers in connection with the transactions contemplated by this Agreement.

      "Second Tranche Closing Date" means the 30 th day following the First Tranche Closing Date.

      "Second Tranche Per Share Purchase Price" means 91% of the average Closing Prices during the seventeen Trading Days following (but not including) the Second Tranche Closing Date, except if Second Tranche Shares are acquired under
Section 2.3(d), in which case the Second Tranche Per Share Purchase Price shall equal the Ceiling Price or 91% of the Floor Price, as applicable, for the Second Tranche Shares.

      "Securities Act" means the U.S. Securities Act of 1933, as amended.

      "Settlement Date" means the First Tranche Settlement Date, the Second Tranche Settlement Date, the Third Tranche Settlement Date and/or the Waiver Settlement Date.

      "Share Escrow Agent" shall mean such Person appointed by the Purchasers from time to time to hold Shares in escrow, if required under the terms of this Agreement.

      "Subsequent Market" shall mean any of the New York Stock Exchange, American Stock Exchange, Inc or Nasdaq Small Cap Market.

      "Subsequent Sale Per Share Purchase Price" means the price per Subsequent Share specified in a Subsequent Sale Notice delivered by the Seller to the Purchasers in accordance with 4.1.

      "Third Tranche Closing Date" means the 30th day following the Second Tranche Closing Date.

      "Third Tranche Per Share Purchase Price" means 91% of the average Closing Prices during the seventeen Trading Days following (but not including) the Third Tranche Closing Date, except if Third Tranche Shares are acquired under Section 2.4(d), in which case the Third Tranche Per Share Purchase Price shall equal the Ceiling Price or 91% of the Floor Price, as applicable, for the Third Tranche Shares.

      "Trading Day" means (a) a day on which shares of Common Stock are listed for trading on Nasdaq or on such Subsequent Market, or (b) if the Common Stock is not listed for trading on Nasdaq or a Subsequent Market, a day on which shares of Common Stock are traded in the over-the-counter market, or (c) if shares of Common Stock are not traded on Nasdaq, a Subsequent Market or the OTC Bulletin Board, Trading Day shall mean a Business Day.

      "Waiver" means the waiver and consent, if any, as may be required under the Market Standoff Agreement, in form acceptable to all parties to this Agreement, in order for Seller to sell and transfer the Shares to the Purchasers, and for the Purchasers to subsequently sell and transfer such Shares, without restriction under the Market Standoff Agreement, as contemplated by this Agreement.

                                   ARTICLE II
                                PURCHASE AND SALE

      2.1 Deliveries Upon Execution of Agreement. On the date of execution of this Agreement, (i) the Seller shall (A) deliver an executed original of this Agreement to or as directed by each of the Money Escrow Agent and Robinson Silverman (for the benefit of the Purchasers), and (B) deliver to Robinson Silverman US$25,000 as reimbursement of legal fees and out of pocket expenses incurred by Purchasers in connection with the negotiation and preparation of this Agreement, (ii) each Purchaser shall deliver an executed original of this Agreement to or as directed by each of the Seller, the Money Escrow Agent, and Robinson Silverman (for the benefit of the Purchasers), and (iii) the Money Escrow Agent shall deliver an executed original of this Agreement to or as directed by each of Robinson Silverman (for the benefit of the Purchasers) and the Seller.

      2.2 First Tranche.

            (a) On the First Tranche Closing Date, each Purchaser shall deposit with the MoneyEscrow Agent for future return or disbursement in accordance with this Section 2.2 and/or Section2.5 (if applicable), an aggregate amount in United States dollars equal to the product of 50% of (x) the product of (1) 500,000 multiplied by (2) such Purchaser's First Tranche Percentage multiplied by (y) the Closing Price on the Trading Day immediately preceding the First Tranche Closing Date.

            (b) On the 19 th Trading Day after the First Tranche Closing Date (such date, the "First Tranche Settlement Date"), subject to the provisions of
Section 2.6 and this Section 2.2:

            (1)(A) If the Seller shall have obtained and delivered to the Purchasers the Waiver by the First Tranche Settlement Date, then if the Seller shall have received either (x) notice from the Money Escrow Agent of the Money Escrow Agent's receipt of the funds required to have been delivered by the Purchasers pursuant to Section 2.2(a) and, if applicable 2.2(b)(2), or (y) other reasonably acceptable evidence of the delivery of such funds to the Money Escrow Agent, the Seller shall deliver to each Purchaser's DTC Account through the Depository Trust Company DWAC system a number of Shares of Common Stock (the aggregate of 500,000 such Shares to be so delivered, the "First Tranche Shares") equal to the product of (1) 500,000 multiplied by (2) such Purchaser's First Tranche Percentage.

            (B) If the Seller shall not have obtained and delivered to the Purchasers the Waiver by the First Tranche Settlement Date, then the Seller shall deliver to the Share Escrow Agent for delivery in accordance with Section
2.5 and in form acceptable to each of the Seller, the Purchasers and the Share Escrow Agent, the First Tranche Shares. Each Purchaser shall be entitled to a number of First Tranche Shares at such settlement equal to the product of (1) 500,000 multiplied by (2) such Purchaser's First Tranche Percentage. If (x) a mutually acceptable form of share delivery is not determined by the second Trading Day immediately preceding First Tranche Settlement Date or (y) a Share Escrow Agent is not named by such date, then at the request of the Purchasers, the Seller shall deliver First Tranche Shares to the Share Escrow Agent or, if no Share Escrow Agent has been appointed by the Purchasers by such date or the appointed Share Escrow Agent will not accept certificated securities for such purpose, the Seller shall deliver to Robinson Silverman for the benefit of each Purchaser certificates, issued by the Company and registered in the name of each Purchaser, representing the First Tranche Shares to be issued and sold to such Purchaser on such Settlement Date.

            (2) If the First Tranche Per Share Purchase Price is greater than the quotient obtained by dividing (x) the funds deposited by a Purchaser under
Section 2.2(a) by (y) the number of First Tranche Shares to be acquired by such Purchaser (such quotient being referred to as the "First Tranche Per Share Deposited Amount"), then such Purchaser shall deliver to the Money Escrow Agent an amount in United States dollars equal to the product of (a) the number of First Tranche Shares to be acquired by such Purchaser multiplied by (b) the First Tranche Per Share Purchase Price less the First Tranche Per Share Deposited Amount; and:

            (A) If the Seller shall have obtained and delivered to the Purchasers the Waiver by the First Tranche Settlement Date, then upon its receipt of (x) the funds required to be delivered by the Purchasers in accordance with this Section 2.2(b)(2) and (y) written confirmation from the Purchasers of their receipt of the First Tranche Shares required to be delivered to them in accordance with Section 2.2(b)(1)(A), the Money Escrow Agent will disburse to the Seller the aggregate amounts deposited by all Purchasers for First Tranche Shares other than an amount equal to 3% of the aggregate amounts deposited by all Purchasers other than S.R. West Corp., which shall be disbursed to or as directed by S.R. West Corp. in accordance with wire instructions delivered by S.R. West Corp. for such purpose.

            (B) If the Seller shall not have obtained and delivered to thePurchasers the Waiver by the First Tranche Settlement Date, then the Money Escrow Agent shall hold all funds delivered by the Purchaser on account of First Tranche Shares under Section 2.2(a) and Section 2.2(b)(2) for delivery in accordance with Section 2.5.

            (3) If the First Tranche Per Share Purchase Price is less than the First Tranche Per Share Deposited Amount, then the Money Escrow Agent will return to or as directed by each Purchaser an amount in United States dollars equal to the product of (i) the number of First Tranche Shares to be acquired by such Purchaser multiplied by (ii) the First Tranche Per Share Deposited Amount less the First Tranche Per Share Purchase Price; and:

            (A) If the Seller shall have obtained and delivered to the Purchasers the Waiver by the First Tranche Settlement Date, then following its receipt of written confirmation from the Purchasers of their receipt of (x) the First Tranche Shares required to be delivered to them in accordance with Section 2.2(b)(1)(A) and (y) the funds required to have been delivered to the Purchasers under this Section 2.2(b)(3), the Money Escrow Agent shall disburse to the Seller the aggregate amounts deposited by all Purchasers for First Tranche Shares, less the amounts required to be returned to the Purchasers under this
Section 2.2(b)(3), other than an amount equal to 3% of the aggregate amounts deposited by all Purchasers other than S.R. West Corp. and not required to be returned under this Section 2.2(b)(3), which shall be disbursed to or as directed by S.R. West Corp. in accordance with wire instructions delivered by S.R. West Corp. for such purpose.

            (B) If the Seller shall not have obtained and delivered to the Purchasers the Waiver by the First Tranche Settlement Date, then the Money Escrow Agent shall hold all funds delivered by the Purchasers under Section 2.2(a) for delivery in accordance with Section 2.5, other than funds required to be returned to the Purchasers under this Section 2.2(b)(3), which the Money Escrow Agent shall return to the Purchasers in accordance with this Section 2.2(b)(3).

            (4) If the First Tranche Per Share Purchase Price equals the First Tranche Per Share Deposited Amount:

            (A) If the Seller shall have obtained and delivered to the Purchasers the Waiver by the First Tranche Settlement Date, then following its receipt of written confirmation from the Purchasers of their receipt of the First Tranche Shares required to be delivered to them in accordance with Section 2.2(b)(1)(A), the Money Escrow Agent will disburse to the Seller the aggregate amounts deposited by all Purchasers for First Tranche Shares, other than an amount equal to 3% of the aggregate amounts deposited by all Purchasers other than S.R. West Corp., which shall be disbursed to or as directed by S.R. West Corp. in accordance with wire instructions delivered by S.R. West Corp. for such purpose.

            (B) If the Seller shall not have obtained and delivered to the Purchasers the Waiver by the First Tranche Settlement Date, then the Money Escrow Agent shall hold all funds delivered by the Purchaser Section 2.2(a) for delivery in accordance with Section 2.5.

            (c) If the average of the Closing Prices during the seventeen Trading Days immediately following (but not including) the First Tranche Closing Date (the "First Tranche Pricing Period") is greater than the Ceiling Price or less than the Floor Price, then each Purchaser shall have the right (but not the obligation) to purchase up to a number of First Tranche Shares equal to the product of (1) 500,000 multiplied by (2) such Purchaser's First Tranche Percentage at a purchase price per Share equal to the First Tranche Per Share Purchase Price. To exercise this right, a Purchaser will deliver to the Seller, via facsimile no later than the first Trading Day after the First Tranche Pricing Period, a notice specifying the number of First Tranche Shares to be purchased by such Purchaser under this Section 2.2(c).

If one or more Purchasers has elected to acquire First Tranche Shares under this
Section 2.2(c), then, subject to the provisions of Sections 2.5 and 2.6 (other than Section 2.6(e)), on the First Tranche Settlement Date:

            (1)(A) If the Seller shall have obtained and delivered to the Purchasers the Waiver by the First Tranche Settlement Date, then if the Seller shall have received either (x) notice from the Money Escrow Agent of the Money Escrow Agent's receipt of the funds required to have been delivered by the Purchasers pursuant to Section 2.2(a) and, if applicable 2.2(c)(2), or (y) other reasonably acceptable evidence of the delivery of such funds to the Money Escrow Agent, the Seller shall deliver to each Purchaser who exercised its rights to acquire First Tranche Shares under this Section 2.2(c), the First Tranche Shares specified by such Purchaser in its exercise notice, to such Purchaser's DTC Account through the Depository Trust Company DWAC system.

            (B) If the Seller shall not have obtained and delivered to the Purchasers the Waiver by the First Tranche Settlement Date, the Seller shall deliver to the Share Escrow Agent for delivery in accordance with Section 2.5 and in form acceptable to each of the Seller, the Purchasers and the Share Escrow Agent, the First Tranche Shares indicated by all Purchasers in their respective exercise notices under this Section 2.2(c). Each Purchaser shall be entitled to a number of First Tranche Shares at such settlement equal to the number of First Tranche Shares specified by such Purchaser in its exercise notice. If (x) a mutually acceptable form of share delivery is not determined by the second Trading Day immediately preceding First Tranche Settlement Date or
(y) a Share Escrow Agent is not named by such date, then at the request of the Purchasers, the Seller shall deliver First Tranche Shares to the Share Escrow Agent or, if no Share Escrow Agent has been appointed by the Purchasers by such date or the appointed Share Escrow Agent will not accept certificated securities for such purpose, the Seller shall deliver to Robinson Silverman for the benefit of each Purchaser certificates, issued by the Company and registered in the name of each Purchaser, representing the First Tranche Shares to be issued and sold to such Purchaser on such Settlement Date.

            (2) If (a) the product of (x) the number of First Tranche Shares to be acquired by a Purchaser under this Section 2.2(c) multiplied by (y) the First Tranche Per Share Purchase Price, is greater than (b) the amount deposited by such Purchaser under Section 2.2(a), then such Purchaser shall deliver to the Money Escrow Agent an amount in United States dollars equal to (a) the product of (x) the number of First Tranche Shares to be acquired by such Purchaser multiplied by (y) the First Tranche Per Share Purchase Price, less (b) the amount deposited by such Purchaser under Section 2.2(a); and:

            (A) If the Seller shall have obtained and delivered to the Purchasers the Waiver by the First Tranche Settlement Date, then following its receipt of (x) the funds required to be delivered by the Purchasers in accordance with this Section 2.2(c)(2) and (y) written confirmation from the Purchasers of their receipt of the First Tranche Shares required to be delivered to them in accordance with Section 2.2(c)(1)(A), the Money Escrow Agent will disburse to the Seller the aggregate amounts deposited by all Purchasers for First Tranche Shares other than an amount equal to 3% of the aggregate amounts deposited by all Purchasers other than S.R. West Corp., which shall be disbursed to or as directed by S.R. West Corp. in accordance with wire instructions delivered by S.R. West Corp. for such purpose.

            (B) If the Seller shall not have obtained and delivered to the Purchasers the Waiver by the First Tranche Settlement Date, then the Money Escrow Agent shall hold all funds delivered by the Purchaser on account of First Tranche Shares under Section 2.2(a) and Section 2.2(c)(2) for delivery in accordance with Section 2.5.

            (3) If (a) the amount deposited by such Purchaser under Section 2.2(a) is greater than (b) the product of (x) the number of First Tranche Shares to be acquired by a Purchaser multiplied by (y) the First Tranche Per Share Purchase Price, then the Money Escrow Agent will (A) return to or as directed by such Purchaser an amount equal to (a) the amount deposited by such Purchaser under Section 2.2(a) less (b) the product of (x) the number of First Tranche Shares to be acquired by such Purchaser under this Section 2.2(c) multiplied by
(y) the First Tranche Per Share Purchase Price; and:

            (A) If the Seller shall have obtained and delivered to the Purchasers the Waiver by the First Tranche Settlement Date, then following its receipt of written confirmation from the Purchasers of their receipt of (x) the First Tranche Shares required to be delivered to them in accordance with Section 2.2(c)(1)(A) and (y) the funds required to have been delivered to the Purchasers under this Section 2.2(c)(3), the Money Escrow Agent shall disburse to the Seller the aggregate amounts deposited by all Purchasers for First Tranche Shares, less the amounts required to be returned to the Purchasers under this
Section 2.2(c)(3), other than an amount equal to 3% of the aggregate amounts deposited by all Purchasers other than S.R. West Corp. and not required to be returned under this Section 2.2(c)(3), which shall be disbursed to or as directed by S.R. West Corp. in accordance with wire instructions delivered by S.R. West Corp. for such purpose.

            (B) If the Seller shall not have obtained and delivered to the Purchasers the Waiver by the First Tranche Settlement Date, then the Money Escrow Agent shall hold all funds delivered by the Purchaser on account of First Tranche Shares under Section 2.2(a) for delivery in accordance with Section 2.5, other than funds required to be returned to the Purchasers under this Section 2.2(c)(3), which the Money Escrow Agent shall return to the Purchasers in accordance with this Section 2.2(c)(3).

            (4) If (a) the amount deposited by such Purchaser under Section 2.2(a) equals(b) the product of (x) the number of First Tranche Shares to be acquired by a Purchaser under this Section 2.2(c) multiplied by (y) the First Tranche Per Share Purchase Price, then:

            (A) If the Seller shall have obtained and delivered to the Purchasers the Waiver by the First Tranche Settlement Date, then following its receipt of written confirmation from the Purchasers of their receipt of the First Tranche Shares required to be delivered to them in accordance with Section 2.2(c)(1)(A), the Money Escrow Agent will disburse to the Seller the aggregate amounts deposited by all Purchasers for First Tranche Shares, other than an amount equal to 3% of the aggregate amounts deposited by all Purchasers other than S.R. West Corp., which shall be disbursed to or as directed by S.R. West Corp. in accordance with wire instructions delivered by S.R. West Corp. for such purpose.

            (B) If the Seller shall not have obtained and delivered to the Purchasers the Waiver by the First Tranche Settlement Date, then the Money Escrow Agent shall hold all funds delivered by the Purchaser on account of First Tranche Shares under Section 2.2(a) for delivery in accordance with Section 2.5.

            (d) If one or more of the conditions precedent to the acquisition of Shares specified in Section 2.6 applicable to the First Tranche Shares have not been satisfied (or waived by such Purchaser) and such Purchaser has not elected to acquire Shares under Section 2.2(c), then on the First Tranche Settlement Date the Money Escrow Agent will return to such Purchaser the amounts deposited by such Purchaser under this Section 2.2, together with all interest earned thereon.

            (e) If the Seller shall fail to comply with its delivery requirements under Section 2.2(b)(1) or 2.2(c)(1) by the Trading Day immediately following the First Tranche Settlement Date, then each Purchaser shall have the right, by delivery of written notice to the Money Escrow Agent and Seller, to require the immediate return of all amounts deposited by such Purchaser under this Section 2.2, together with all interest earned thereon.

            2.3 Second Tranche.

            (a) On the Second Tranche Closing Date, each Purchaser shall deposit with the Money Escrow Agent for future return or disbursement in accordance with this Section 2.3 and/or Section 2.5 (if applicable), an aggregate amount in United States dollars equal to the product of 50% of (x) the product of (1) 500,000 multiplied by (2) such Purchaser's First Tranche Percentage multiplied by (y) the Closing Price on the Trading Day immediately preceding the Second Tranche Closing Date.

            (b) Not later than the third Trading Day prior to the Second Tranche Closing Date, each Purchaser shall deliver a written notice ("Second Tranche Purchase Notice") via facsimile to the Seller specifying the number of Shares to be purchased by such Purchaser on the Second Tranche Settlement Date (as defined below), which notice (1) will specify a minimum number of Shares equal to the product of (x) 500,000 multiplied by (y) such Purchaser's First Tranche Percentage and (2) may not specify a number of Shares greater than the product of (x) 750,000 multiplied by (y) such Purchaser's First Tranche Percentage. The Shares indicated on all Second Tranche Purchase Notices or the notices delivered by the Purchasers under Section 2.3(d), as applicable, are collectively referred to as the "Second Tranche Shares".

            (c) On the 19 th Trading Day after the Second Tranche Closing Date (such date, the "Second Tranche Settlement Date"), subject to the provisions of
Section 2.6 and this Section 2.3:

                  (1) If the Seller shall have obtained and delivered to the Purchasers the Waiver by the Second Tranche Settlement Date, then if the Seller shall have received either (x) notice from the Money Escrow Agent of the Money Escrow Agent's receipt of the funds required to have been delivered by the Purchasers pursuant to 2.3(a) and (if applicable) Section 2.3(c)(2), or (y) other reasonably acceptable evidence of the delivery of such funds to the Money Escrow Agent, the Seller shall deliver to each Purchaser's DTC Account through the Depository Trust Company DWAC system the number of Shares indicated in such Purchaser's Second Tranche Purchase Notice.

            (B) If the Seller shall not have obtained and delivered to the Purchasers the Waiver by the Second Tranche Settlement Date, then the Seller shall deliver to the Share Escrow Agent for delivery in accordance with Section
2.5 and in form acceptable to each of the Seller, the Purchasers and the Share Escrow Agent, the Second Tranche Shares. Each Purchaser shall be entitled to the number of Second Tranche Shares indicated in such Purchaser's Second Tranche Purchase Notice. If (x) a mutually acceptable form of share delivery is not determined by the second Trading Day immediately preceding Second Tranche Settlement Date or (y) a Share Escrow Agent is not named by such date, then at the request of the Purchasers, the Seller shall deliver Second Tranche Shares to the Share Escrow Agent or, if no Share Escrow Agent has been appointed by the Purchasers by such date or the appointed Share Escrow Agent will not accept certificated securities for such purpose, the Seller shall deliver to Robinson Silverman for the benefit of each Purchaser certificates, issued by the Company and registered in the name of each Purchaser, representing the Second Tranche Shares to be issued and sold to such Purchaser on such Settlement Date.

            (2) If the Second Tranche Per Share Purchase Price is greater than the quotient obtained by dividing (x) the funds deposited by a Purchaser under
Section 2.3(a) by (y) the number of Second Tranche Shares to be acquired by such Purchaser (as specified in such Purchaser's Second Tranche Purchase Notice) (such quotient being referred to as the "Second Tranche Per Share Deposited Amount"), then such Purchaser shall deliver to the Money Escrow Agent an amount in United States dollars equal to the product of (a) the number of Second Tranche Shares to be acquired by such Purchaser multiplied by (b) the Second Tranche Per Share Purchase Price less the Second Tranche Per Share Deposited Amount; and:

            (A) If the Seller shall have obtained and delivered to the Purchasers the Waiver by the Second Tranche Settlement Date, then upon its receipt of (x) the funds required to be delivered by the Purchasers in accordance with this Section 2.3(c)(2) and (y) written confirmation from the Purchasers of their receipt of the Second Tranche Shares required to be delivered to them in accordance with Section 2.3(c)(1)(A), the Money Escrow Agent will disburse to the Seller the aggregate amounts deposited by all Purchasers for Second Tranche Shares other than an amount equal to 3% of the aggregate amounts deposited by all Purchasers other than S.R. West Corp., which shall be disbursed to or as directed by S.R. West Corp. in accordance with wire instructions delivered by S.R. West Corp. for such purpose.

            (B) If the Seller shall not have obtained and delivered to the Purchasers the Waiver by the Second Tranche Settlement Date, then the Money Escrow Agent shall hold all funds delivered by the Purchaser on account of Second Tranche Shares under Section 2.3(a) and Section 2.3(c)(2) for delivery in accordance with Section 2.5.

            (3) If the Second Tranche Per Share Purchase Price is less than the Second Tranche Per Share Deposited Amount, then the Money Escrow Agent will return to or as directed by each Purchaser an amount in United States dollars equal to the product of (i) the number of Second Tranche Shares to be acquired by such Purchaser (as specified in such Purchaser's Second Tranche Purchase Notice) multiplied by (ii) the Second Tranche Per Share Deposited Amount less the Second Tranche Per Share Purchase Price; and:

            (A) If the Seller shall have obtained and delivered to the Purchasers the Waiver by the Second Tranche Settlement Date, then following its receipt of written confirmation from the Purchasers of their receipt of (x) the Second Tranche Shares required to be delivered to them in accordance with
Section 2.3(c)(1)(A) and (y) the funds required to have been delivered to the Purchasers under this Section 2.3(c)(3), the Money Escrow Agent shall disburse to the Seller the aggregate amounts deposited by all Purchasers for Second Tranche Shares, less the amounts required to be returned to the Purchasers under this Section 2.3(c)(3), other than an amount equal to 3% of the aggregate amounts deposited by all Purchasers other than S.R. West Corp. and not required to be returned under this Section 2.3(c)(3), which shall be disbursed to or as directed by S.R. West Corp. in accordance with wire instructions delivered by S.R. West Corp. for such purpose.

            (B) If the Seller shall not have obtained and delivered to the Purchasers the Waiver by the Second Tranche Settlement Date, then the Money Escrow Agent shall hold all funds delivered by the Purchasers under Section 2.3(a) for delivery in accordance with Section 2.5, other than funds required to be returned to the Purchasers under this Section 2.3(c)(3), which the Money Escrow Agent shall return to the Purchasers in accordance with this Section 2.3(c)(3).

            (4) If the Second Tranche Per Share Purchase Price equals the Second Tranche Per Share Deposited Amount, then:

            (A) If the Seller shall have obtained and delivered to the Purchasers the Waiver by the Second Tranche Settlement Date, then following its receipt of written confirmation from the Purchasers of their receipt of the Second Tranche Shares required to be delivered to them in accordance with
Section 2.3(c)(1)(A), the Money Escrow Agent will disburse to the Seller the aggregate amounts deposited by all Purchasers for Second Tranche Shares, other than an amount equal to 3% of the aggregate amounts deposited by all Purchasers other than S.R. West Corp., which shall be disbursed to or as directed by S.R. West Corp. in accordance with wire instructions delivered by S.R. West Corp. for such purpose.

            (B) If the Seller shall not have obtained and delivered to the Purchasers the Waiver by the Second Tranche Settlement Date, then the Money Escrow Agent shall hold all funds delivered by the Purchaser Section 2.3(a) for delivery in accordance with Section 2.5.

            (d) If the average of the Closing Prices during the seventeen Trading Days immediately following (but not including) the Second Tranche Closing Date (the "Second Tranche Pricing Period") is greater than the Ceiling Price or less than the Floor Price, then each Purchaser shall have the right (but not the obligation) to purchase up to a number of Second Tranche Shares equal to the product of (1) 750,000 multiplied by (2) such Purchaser's First Tranche Percentage at a purchase price per Share equal to the Second Tranche Per Share Purchase Price. To exercise this right, a Purchaser will deliver to the Seller, via facsimile no later than the first Trading Day after the Second Tranche Pricing Period, a notice specifying the number of Second Tranche Shares to be purchased by such Purchaser under this Section 2.3(d). If one or more Purchasers has elected to acquire Second Tranche Shares under this Section 2.3(d), then, subject to the provisions of Sections 2.6 (other than Section 2.6(e)) on the Second Tranche Settlement Date:

            (1)(A) If the Seller shall have obtained and delivered to the Purchasers the Waiver by the Second Tranche Settlement Date, then if the Seller shall have received either (x) notice from the Money Escrow Agent of the Money Escrow Agent's receipt of the funds required to have been delivered by the Purchasers pursuant to Section 2.3(a) and, if applicable 2.3(d)(2), or (y) other reasonably acceptable evidence of the delivery of such funds to the Money Escrow Agent, the Seller shall deliver to each Purchaser who exercised its rights to acquire Second Tranche Shares under this Section 2.3(d), the Second Tranche Shares specified by such Purchaser in its exercise notice, to such Purchaser's DTC Account through the Depository Trust Company DWAC system.

            (B) If the Seller shall not have obtained and delivered to the Purchasers the Waiver by the Second Tranche Settlement Date, the Seller shall deliver to the Share Escrow Agent for delivery in accordance with Section 2.5 and in form acceptable to each of the Seller, the Purchasers and the Share Escrow Agent, the Second Tranche Shares indicated by all Purchasers in their respective exercise notices under this Section 2.3(d). Each Purchaser shall be entitled to a number of Second Tranche Shares at such settlement equal to the number of Second Tranche Shares specified by such Purchaser in its exercise notice. If (x) a mutually acceptable form of share delivery is not determined by the second Trading Day immediately preceding Second Tranche Settlement Date or
(y) a Share Escrow Agent is not named by such date, then at the request of the Purchasers, the Seller shall deliver Second Tranche Shares to the Share Escrow Agent or, if no Share Escrow Agent has been appointed by the Purchasers by such date or the appointed Share Escrow Agent will not accept certificated securities for such purpose, the Seller shall deliver to Robinson Silverman for the benefit of each Purchaser certificates, issued by the Company and registered in the name of each Purchaser, representing the Second Tranche Shares to be issued and sold to such Purchaser on such Settlement Date.

            (2) If (a) the product of (x) the number of Second Tranche Shares to be acquired by a Purchaser under this Section 2.3(d) multiplied by (y) the Second Tranche Per Share Purchase Price, is greater than (b) the amount deposited by such Purchaser under Section 2.3(a), then such Purchaser shall deliver to the Money Escrow Agent an amount in United States dollars equal to
(a) the product of (x) the number of Second Tranche Shares to be acquired by such Purchaser multiplied by (y) the Second Tranche Per Share Purchase Price, less (b) the amount deposited by such Purchaser under Section 2.3(a); and:

            (A) If the Seller shall have obtained and delivered to the Purchasers the Waiver by the Second Tranche Settlement Date, then following its receipt of (x) the funds required to be delivered by the Purchasers in accordance with this Section 2.3(d)(2) and (y) written confirmation from the Purchasers of their receipt of the Second Tranche Shares required to be delivered to them in accordance with Section 2.3(d)(1)(A), the Money Escrow Agent will disburse to the Seller the aggregate amounts deposited by all Purchasers for Second Tranche Shares other than an amount equal to 3% of the aggregate amounts deposited by all Purchasers other than S.R. West Corp., which shall be disbursed to or as directed by S.R. West Corp. in accordance with wire instructions delivered by S.R. West Corp. for such purpose.

            (B) If the Seller shall not have obtained and delivered to the Purchasers the Waiver by the Second Tranche Settlement Date, then the Money Escrow Agent shall hold all funds delivered by the Purchaser on account of Second Tranche Shares under Section 2.3(a) and Section 2.3(d)(2) for delivery in accordance with Section 2.5.

            (3) If (a) the amount deposited by such Purchaser under Section 2.3(a) is greater than (b) the product of (x) the number of Second Tranche Shares to be acquired by a Purchaser multiplied by (y) the Second Tranche Per Share Purchase Price, then the Money Escrow Agent will (A) return to or as directed by such Purchaser an amount equal to (a) the amount deposited by such Purchaser under Section 2.3(a) less (b) the product of (x) the number of Second Tranche Shares to be acquired by such Purchaser under this Section 2.3(d) multiplied by (y) the Second Tranche Per Share Purchase Price; and:

            (A) If the Seller shall have obtained and delivered to the Purchasers the Waiver by the Second Tranche Settlement Date, then following its receipt of written confirmation from the Purchasers of their receipt of (x) the Second Tranche Shares required to be delivered to them in accordance with
Section 2.3(d)(1)(A) and (y) the funds required to have been delivered to the Purchasers under this Section 2.3(d)(3), the Money Escrow Agent shall disburse to the Seller the aggregate amounts deposited by all Purchasers for Second Tranche Shares, less the amounts required to be returned to the Purchasers under this Section 2.3(d)(3), other than an amount equal to 3% of the aggregate amounts deposited by all Purchasers other than S.R. West Corp. and not required to be returned under this Section 2.3(d)(3), which shall be disbursed to or as directed by S.R. West Corp. in accordance with wire instructions delivered by S.R. West Corp. for such purpose.

            (B) If the Seller shall not have obtained and delivered to the Purchasers the Waiver by the Second Tranche Settlement Date, then the Money Escrow Agent shall hold all funds delivered by the Purchaser on account of Second Tranche Shares under Section 2.3(a) for delivery in accordance with
Section 2.5, other than funds required to be returned to the Purchasers under this Section 2.3(d)(3), which the Money Escrow Agent shall return to the Purchasers in accordance with this Section 2.3(d)(3).

            (4) If (a) the amount deposited by such Purchaser under Section 2.3(a) equals (b) the product of (x) the number of Second Tranche Shares to be acquired by a Purchaser under this Section 2.3(d) multiplied by (y) the Second Tranche Per Share Purchase Price, then:

            (A) If the Seller shall have obtained and delivered to the Purchasers the Waiver by the Second Tranche Settlement Date, then following its receipt of written confirmation from the Purchasers of their receipt of the Second Tranche Shares required to be delivered to them in accordance with
Section 2.3(d)(1)(A), the Money Escrow Agent will disburse to the Seller the aggregate amounts deposited by all Purchasers for Second Tranche Shares, other than an amount equal to 3% of the aggregate amounts deposited by all Purchasers other than S.R.West Corp., which shall be disbursed to or as directed by S.R. West Corp. in accordance with wire instructions delivered by S.R. West Corp. for such purpose.


            (B) If the Seller shall not have obtained and delivered to the Purchasers the Waiver by the Second Tranche Settlement Date, then the Money Escrow Agent shall hold all funds delivered by the Purchaser on account of Second Tranche Shares under Section 2.3(a) for delivery in accordance with
Section 2.5.

            (e) If one or more of the conditions precedent to the acquisition of Shares specified in Section 2.6 applicable to the Second Tranche Shares have not been satisfied (or waived by such Purchaser) and such Purchaser has not elected to acquire Shares under Section 2.3(d), then on the Second Tranche Settlement Date the Money Escrow Agent will return to such Purchaser the amounts deposited by such Purchaser under this Section 2.3, together with all interest earned thereon.

            (f) If the Seller shall fail to comply with its delivery requirements under Section 2.3(c)(1) or 2.3(d)(1) by the Trading Day immediately following the Second Tranche Settlement Date, then each Purchaser shall have the right, by delivery of written notice to the Money Escrow Agent and Seller, to require the immediate return of all amounts deposited by such Purchaser under this Section 2.3, together with all interest earned thereon.

        2.4 Third Tranche.

            (a) On the Third Tranche Closing Date, each Purchaser shall deposit with the Money Escrow Agent for future return or disbursement in accordance with this Section 2.4, an aggregate amount in United States dollars equal to the product of 50% of (x) the product of (1) 250,000 multiplied by (2) such Purchaser's First Tranche Percentage multiplied by (y) the Closing Price on the Trading Day immediately preceding the Third Tranche Closing Date.

            (b) Not later than the third Trading Day prior to the Third Tranche Closing Date, each Purchaser shall deliver a written notice ("Third Tranche Purchase Notice") via facsimile to the Seller specifying the number of Shares to be purchased by such Purchaser on the Third Tranche Settlement Date (as defined below), which notice (1) will specify a minimum number of Shares equal to the product of (x) 250,000 multiplied by (y) such Purchaser's First Tranche Percentage and (2) may not specify a number of Shares greater than the product of (x) 500,000 multiplied by (y) such Purchaser's First Tranche Percentage. The Shares indicated on all Third Tranche Purchase Notices or the notices delivered by the Purchasers under Section 2.4(d), as applicable, are collectively referred to as the "Third Tranche Shares".

            (c) On the 19 th Trading Day after the Third Tranche Closing Date (such date, the "Third Tranche Settlement Date"), subject to the provisions of
Section 2.6 and this Section 2.4:

            (1)(A) If the Seller shall have received either (x) notice from the Money Escrow Agent of the Money Escrow Agent's receipt of the funds required to have been delivered by the Purchasers pursuant to 2.4(a) and (if applicable)
Section 2.4(c)(2), or (y) other reasonably acceptable evidence of the delivery of such funds to the Money Escrow Agent, the Seller shall deliver to each Purchaser's DTC Account through the Depository Trust Company DWAC system the number of Shares indicated in such Purchaser's Third Tranche Purchase Notice.

            (2) If the Third Tranche Per Share Purchase Price is greater than the quotient obtained by dividing (x) the funds deposited by a Purchaser under
Section 2.4(a) by (y) the number of Third Tranche Shares to be acquired by such Purchaser (as specified in such Purchaser's Third Tranche Purchase Notice) (such quotient being referred to as the "Third Tranche Per Share Deposited Amount"), then such Purchaser shall deliver to the Money Escrow Agent an amount in United States dollars equal to the product of (a) the number of Third Tranche Shares to be acquired by such Purchaser multiplied by (b) the Third Tranche Per Share Purchase Price less the Third Tranche Per Share Deposited Amount. Following its receipt of (x) the funds required to be delivered by the Purchasers in accordance with this Section 2.4(c)(2) and (y) written confirmation from the Purchasers of their receipt of the Third Tranche Shares required to be delivered to them in accordance with Section 2.4(c)(1), the Money Escrow Agent will disburse to the Seller the aggregate amounts deposited by all Purchasers for Third Tranche Shares other than an amount equal to 3% of the aggregate amounts deposited by all Purchasers other than S.R. West Corp., which shall be disbursed to or as directed by S.R. West Corp. in accordance with wire instructions delivered by S.R.West Corp. for such purpose.

            (3) If the Third Tranche Per Share Purchase Price is less than the Third Tranche Per Share Deposited Amount, then the Escrow Agent will return to or as directed by each Purchaser an amount in United States dollars equal to the product of (i) the number of Third Tranche Shares to be acquired by such Purchaser (as specified in such Purchaser's Third Tranche Purchase Notice) multiplied by (ii) the Third Tranche Per Share Deposited Amount less the Third Tranche Per Share Purchase Price. Following its receipt of written confirmation from the Purchasers of their receipt of (x) the Third Tranche Shares required to be delivered to them in accordance with Section 2.4(c)(1) and (y) the funds required to have been delivered to the Purchasers under this Section 2.4(c)(3), the Money Escrow Agent shall disburse to the Seller the aggregate amounts deposited by all Purchasers for Third Tranche Shares, less the amounts required to be returned to the Purchasers under this Section 2.4(c)(3), other than an amount equal to 3% of the aggregate amounts deposited by all Purchasers other than S.R. West Corp. and not required to be returned under this Section 2.4(c)(3), which shall be disbursed to or as directed by S.R. West Corp. in accordance with wire instructions delivered by S.R. West Corp. for such purpose.

            (4) If the Third Tranche Per Share Purchase Price equals the Third Tranche Per Share Deposited Amount, then following its receipt of written confirmation from the Purchasers of their receipt of the Third Tranche Shares required to be delivered to them in accordance with Section 2.4(c)(1), the Money Escrow Agent will disburse to the Seller the aggregate amounts deposited by all Purchasers for Third Tranche Shares, other than an amount equal to 3% of the aggregate amounts deposited by all Purchasers other than S.R. West Corp., which shall be disbursed to or as directed by S.R. West Corp. in accordance with wire instructions delivered by S.R. West Corp. for such purpose.

            (d) If the average of the Closing Prices during the seventeen Trading Days immediately following (but not including) the Third Tranche Closing Date (the "Third Tranche Pricing Period") is greater than the Ceiling Price or less than the Floor Price, then each Purchaser shall have the right (but not the obligation) to purchase up to a number of Third Tranche Shares equal to the product of (1) 750,000 multiplied by (2) such Purchaser's First Tranche Percentage at a purchase price per Share equal to the Third Tranche Per Share Purchase Price. To exercise this right, a Purchaser will deliver to the Seller, via facsimile no later than the first Trading Day after the Third Tranche Pricing Period, a notice specifying the number of Third Tranche Shares to be purchased by such Purchaser under this Section 2.4(d). If one or more Purchasers has elected to acquire Third Tranche Shares under this Section 2.4(d), then, subject to the provisions of Sections 2.6 (other than Section 2.6(e)), on the Third Tranche Settlement Date:

            (1) If the Seller shall have received either (x) notice from the Money Escrow Agent of the Money Escrow Agent's receipt of the funds required to have been delivered by the Purchasers pursuant to Section 2.4(a) and, if applicable 2.4(d)(2), or (y) other reasonably acceptable evidence of the delivery of such funds to the Money Escrow Agent, the Seller shall deliver to each Purchaser who exercised its rights to acquire Third Tranche Shares under this Section 2.4(d), the Third Tranche Shares specified by such Purchaser in its exercise notice, to such Purchaser's DTC Account through the Depository Trust Company DWAC system.

            (2) If (a) the product of (x) the number of Third Tranche Shares to be acquired by a Purchaser under this Section 2.4(d) multiplied by (y) the Third Tranche Per Share Purchase Price, is greater than (b) the amount deposited by such Purchaser under Section 2.4(a), then such Purchaser shall deliver to the Money Escrow Agent an amount in United States dollars equal to (a) the product of (x) the number of Third Tranche Shares to be acquired by such Purchaser multiplied by (y) the Third Tranche Per Share Purchase Price, less (b) the amount deposited by such Purchaser under Section 2.4(a). Following its receipt of (x) the funds required to be delivered by the Purchasers in accordance with this Section 2.4(d)(2) and (y) written confirmation from the Purchasers of their receipt of the Third Tranche Shares required to be delivered to them in accordance with Section 2.4(d)(1), the Money Escrow Agent will disburse to the Seller the aggregate amounts deposited by all Purchasers for Third Tranche Shares other than an amount equal to 3% of the aggregate amounts deposited by all Purchasers other than S.R. West Corp., which shall be disbursed to or as directed by S.R. West Corp. in accordance with wire instructions delivered by S.R. West Corp. for such purpose.

            (3) If (a) the amount deposited by such Purchaser under Section 2.4(a) is greater than (b) the product of (x) the number of Third Tranche Shares to be acquired by a Purchaser multiplied by (y) the Third Tranche Per Share Purchase Price, then the Money Escrow Agent will

            (A) return to or as directed by such Purchaser an amount equal to
(a) the amount deposited by such Purchaser under Section 2.4(a) less (b) the product of (x) the number of Third Tranche Shares to be acquired by such Purchaser under this Section 2.4(d) multiplied by (y) the Third Tranche Per Share Purchase Price. Following its receipt of written confirmation from the Purchasers of their receipt of (x) the Third Tranche Shares required to be delivered to them in accordance with Section 2.4(d)(1) and (y) the funds required to have been delivered to the Purchasers under this Section 2.4(d)(3), the Money Escrow Agent shall disburse to the Seller the aggregate amounts deposited by all Purchasers for Third Tranche Shares, less the amounts required to be returned to the Purchasers under this Section 2.4(d)(3), other than an amount equal to 3% of the aggregate amounts deposited by all Purchasers other than S.R. West Corp. and not required to be returned under this Section 2.4(d)(3), which shall be disbursed to or as directed by S.R. West Corp. in accordance with wire instructions delivered by S.R. West Corp. for such purpose.

            (4) If (a) the amount deposited by such Purchaser under Section 2.4(a) equals (b) the product of (x) the number of Third Tranche Shares to be acquired by a Purchaser under this Section 2.4(d) multiplied by (y) the Third Tranche Per Share Purchase Price, then, following its receipt of written confirmation from the Purchasers of their receipt of the Third Tranche Shares required to be delivered to them in accordance with Section 2.4(d)(1), the Money Escrow Agent will disburse to the Seller the aggregate amounts deposited by all Purchasers for Third Tranche Shares, other than an amount equal to 3% of the aggregate amounts deposited by all Purchasers other than S.R. West Corp., which shall be disbursed to or as directed by S.R. West Corp. in accordance with wire instructions delivered by S.R. West Corp. for such purpose.

            (e) If one or more of the conditions precedent to the acquisition of Shares specified in Section 2.5 applicable to the Third Tranche Shares have not been satisfied (or waived by such Purchaser) and such Purchaser has not elected to acquire Shares under Section 2.4(d), then on the Third Tranche Settlement Date the Money Escrow Agent will return to such Purchaser the amounts deposited by such Purchaser under this Section 2.4.

            (f) If the Seller shall fail to comply with its delivery requirements under this Section 2.4 by the Trading Day immediately following the Third Tranche Settlement Date, then each Purchaser shall have the right, by delivery of written notice to the Money Escrow Agent and Seller, to require the immediate return of all amounts deposited by such Purchaser under this Section 2.4.

        2.5 Waiver Settlement Date. If the Waiver shall not have been obtained by the Seller and delivered to the Purchasers prior to the First Tranche Settlement Date (in the case of the settlement of the purchase and sale of First Tranche Shares under Section 2.2), or the Second Tranche Settlement Date (in the case of the settlement of the purchase and sale of Second Tranche Shares under
Section 2.3), then, subject to the provisions of this Section 2.5 and Section 2.6, settlement of the purchase and sale of the First Tranche Shares and/or Second Tranche Shares (as the case may be) shall occur on the earlier to occur of (x) November 29, 2001 and (y) the fourth Business Day following the Business Day on which the waiver shall have been obtained by the Seller and delivered to the Purchasers (such earlier date is referred to as the "Waiver Settlement Date"). On the Waiver Settlement Date, the following shall occur:

            (a) Following its receipt of written confirmation from the Purchasers of their receipt of all First Tranche Shares and Second Tranche Shares required to have been delivered to them on the Waiver Settlement Date, the Money Escrow Agent shall disburse to the Seller the aggregate amounts deposited by the Purchasers in accordance with Sections 2.2 and 2.3 (the "Required Payments"), less (1) those amounts returned to the Purchasers and those amounts required to have been returned to the Purchasers and not so returned (together with all interest earned thereon) in each case under Sections 2.2(b)(3), 2.2(c)(3), 2.2(d), 2.2(e), 2.3(c)(3), 2.3(d)(3), 2.3(e), and 2.3(f),
(all amounts required to have been returned to the Purchasers under such Sections are, collectively, the "Required Returned Payments"), and (2) an amount equal to 3% of the aggregate Required Payments received and not required to have been returned to the Purchasers under Sections 2.2, 2.3, or this 2.5, which amount shall be delivered to or as directed by S.R. West Corp. in accordance with wire instructions delivered by S.R. West Corp. for such purpose. On the Waiver Settlement Date, any as of yet unreturned Required Returned Payments shall be returned by the Money Escrow Agent to the Purchasers, together with all interest earned thereon.

            (b) The Share Escrow Agent shall deliver to each Purchaser's DTC Account through the Depository Trust Company DWAC system, the First Tranche Shares and Second Tranche Shares required to be delivered to such Purchaser in accordance with Sections 2.2(b)(1)(B), 2.2(c)(1)(B), 2.3(c)(1)(B), and
2.3(d)(1)(B), including any Shares previously delivered by Seller in certificated form. If any such Shares cannot or are not for any reason be delivered to the Purchasers' DTC Accounts by the Waiver Settlement Date, then each Purchaser may accept, but is not required to accept, delivery of such Shares in certificated form, registered in the name of such Purchaser; if any Purchaser does not accept such certificated Shares, then such Purchaser may require the Money Escrow Agent to return to it all Required Payments (together with all interest earned thereon) made by such Purchaser and not previously returned to such Purchaser.

        2.6 Conditions Precedent to Acquisition of Shares. Notwithstanding anything to the contrary contained in this Agreement the Purchasers' obligation to purchase Shares on any Settlement Date or other date hereunder and to purchase Subsequent Shares or other shares of Common Stock under this Agreement is subject to the satisfaction (or waiver by the Purchasers) of the conditions listed below. An election by a Purchaser not to purchase Shares due to a failure to satisfy any of the conditions in this Section shall not relieve or alter in any way the remaining obligations of the parties under this Agreement. The Purchasers and the Seller will use their best efforts to timely fulfill each of the conditions set forth in this Section.

            (a) Accuracy of Representations and Warranties. The representations and warranties of the Seller set forth in this Agreement shall be true and correct as of the date when made, on each Closing Date on each Settlement Date and any other date in which Shares or other shares of Common Stock are to be sold to the Purchasers under this Agreement, as though first made on such dates (other than representations and warranties which relate to a specific date, which need only be true and correct on the date made).

            (b) Performance. The Seller shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it from the date of this Agreement through each Closing Date, each Settlement Date and any other date on which Shares or other shares of Common Stock are to sold to the Purchasers under this Agreement.

            (c) No Impediment. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated, amended, modified or endorsed by any court of governmental authority of competent jurisdiction or governmental authority, stock market or trading facility which prohibits or makes impracticable the purchase of any Shares or other shares of Common Stock under this Agreement.

            (d) Registration Statement; Filing of Supplement; Rule 144. The Registration Statement shall be effective as to all of the Shares and other shares of Common Stock to be sold to the Purchasers under this Agreement and shall not be subject to any actual or threatened stop order. The Company shall have filed with the Commission a supplement to the Registration Statement to name the Purchasers as Selling Stockholders thereunder with respect to the Shares and other shares of Common Stock to be sold to the Purchasers under this Agreement to be issued to the Purchasers on each Settlement Date or other date on which Shares or other shares of Common Stock are to be sold to the Purchasers under this Agreement or the Shares or other shares of Common Stock to be transferred and sold to the Purchasers on such date shall be freely transferable by Seller and the Purchasers under Rule 144(k) promulgated under the Securities Act.

            (e) Pricing Thresholds. The Closing Prices during the seventeen Trading Days immediately following the First Tranche Closing Date, Second Tranche Closing Date or Third Tranche Closing Date (as applicable) is not greater than the Ceiling Price nor less than the Floor Price.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

        3.1 Representations and Warranties of the Purchasers. Each Purchaser hereby for itself and for no other Purchaser, represents and warrants to the Seller as follows:

            (a) Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to perform its obligations under this Agreement. The purchase by such Purchaser of Shares hereunder has been duly authorized by all necessary organizational action on the part of such Purchaser. This Agreement has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms.

            (b) Investment Intent. Such Purchaser is acquiring the Shares to be purchased by it under this Agreement as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Shares or any part thereof, without prejudice, however, to such Purchaser's right to sell or otherwise dispose of all or any part of such Shares pursuant to an effective registration statement under the Securities Act or under an exemption from such registration requirements. Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold the Shares for any period of time. Such Purchaser is acquiring the Shares hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any Shares.


            (c) Purchaser Status. Such Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of its investment in the Shares and is able to afford a complete loss of such investment.

        3.2 Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Purchasers as follows:

            (a) Authorization; Enforcement. The Seller has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations thereunder. The execution and delivery of this Agreement by the Seller and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Seller. This Agreement has been duly executed by the Seller and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms.

            (b) Ownership of Shares; Absence of Liens. The Seller is the sole record and beneficial owner of the Shares. The Seller owns the Shares free and clear of all Liens and will deliver all of the Shares to be sold to Purchasers under this Agreement free an clear of all Lines. The Seller has owned the Shares at all times since [ ].

            (c) No Conflicts.

                 (i) The execution, delivery and performance of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Seller's articles of incorporation or by-laws (each as amended through the date hereof), or (ii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Seller is subject, or by which any property or asset of the Seller is bound or affected.

                 (ii) The right of Seller to transfer and sell the Shares to the Purchasers hereunder and the right of the Purchasers to thereafter sell, transfer or dispose of such Shares, is not restricted, prohibited or otherwise impaired or adversely affected by any agreement, arrangement or understanding binding upon Seller or the Shares with any Person (including shareholders of the Company), other than as such right maybe adversely affected on or prior to November 28, 2001 by the restrictions contained in the Market Standoff Agreement.

            (d) Consents and Approvals. Except with respect to the Market Standoff Agreement and the Waiver, which are the subject of the representation and warranty set forth in Section 3.2(c)(ii), the Seller is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with its execution and delivery of this Agreement, the performance by it of its obligations hereunder, or the consummation of the transactions contemplated by this Agreement, other than the filing of the supplements to the Registration Statement as contemplated by Section 2.6 and except as have been obtained or filed, as the case may be.


            (e) Certain Fees. Except for certain fees payable by the Seller as set forth in Article II, no fees or commissions will be payable by the Seller to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchasers shall not have any obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement. The Seller shall indemnify and hold harmless the Purchasers and each of their respective employees, officers, directors, agents, and partners, and Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as such fees and expenses are incurred.

            (f) Affiliate. The Seller is not, and has not been at any time during the 91 days prior to the date hereof, an Affiliate of the Company.

            (g) Rule 144(k). The Shares offered hereby may be freely transferred by Seller and, assuming the Purchasers are not Affiliates of the Company, by the Purchasers under Rule 144(k) promulgated under the Securities Act.

                                   ARTICLE IV
                         OTHER AGREEMENTS OF THE PARTIES

        4.1 Right of Participation. If the Waiver is not obtained by the Seller and delivered to the Purchasers by October 15, 2001, then from October 16, 2001 through and including December 15, 2001, other than to the Purchasers pursuant to this Agreement, the Seller shall not directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of any shares of Common Stock (collectively, a "Subsequent Sale"), unless: (A) the Seller delivers to the Purchasers a written notice (a "Subsequent Sale Notice") of its intention to effect such Subsequent Sale, which Subsequent Sale Notice shall describe in reasonable detail the number of shares of Common Stock proposed to be sold (the "Subsequent Shares") and the proposed terms of such Subsequent Sale [(including the amount of any finders, placement or similar fee or commission due to any Person in connection with such Subsequent Sale)], and (if not precluded by a confidentiality arrangement), (x) the Person with whom such Subsequent Sale shall be effected and (y) include any term sheet or similar document relating thereto, and (B) no Purchaser shall have notified the Seller by 6:30 p.m. (New York City time) on the third Business Day after (but not including) its receipt of the Subsequent Sale Notice (a "Subsequent Sale Participation Notice") of its willingness to purchase such Subsequent Shares. The parties agree that the Company may not deliver a Subsequent Sales Notice with respect to any First Tranche Shares, Second Tranche Shares, Third Tranche Shares or the 500,000 shares of Common Stock which the Purchasers may acquire under the first sentence of Section 4.2(a).

            (a) If no Purchaser delivers a Subsequent Sale Participation Notice to the Seller regarding its willingness to purchase Subsequent Shares by the end of the third Business Day after (but not including) receipt of the Subsequent Sale Notice, then the Seller may effect the Subsequent Sale substantially upon the terms and to the Persons set forth in the Subsequent Sale Notice; provided, that the Seller shall provide the Purchasers with a second Subsequent Sale Notice and the Purchasers shall again have the rights set forth above in this
Section if the Subsequent Sale subject to the initial Subsequent Sale Notice shall not have been consummated for any reason on the terms set forth in such Subsequent Sale Notice within five Business Days after (but not including) the date of delivery of such Subsequent Sale Notice.

            (b) If one or more Purchasers shall have timely indicated in a Subsequent Sale Participation Notice its election to acquire Subsequent Shares, then:

            (1) If the Purchasers shall have delivered Subsequent Sale Participation Notices that would exceed the number of Subsequent Shares offered for sale in a Subsequent Sale Notice, then the Subsequent Sale Participation Notice of each Purchaser will automatically be reduced to indicate a number of Subsequent Shares equal to the product of (a) such Purchaser's First Tranche Percentage multiplied by (b) the number of Subsequent Shares offered in the Subsequent Sale Notice.

            (2) If the Purchasers shall have delivered one or more Subsequent Sale Participation Notices on or following the Third Tranche Settlement Date, then the settlement of the purchase and sale of the Subsequent Shares subject to each such notice shall occur as soon as possible, but in any event by the fourth Business Day following (but not including) the last date to have timely delivered such Subsequent Sale Participation Notice.

            (3) If the Purchasers shall have delivered one or more Subsequent Sale Participation Notices prior to the Third Tranche Settlement Date, then the settlement of the purchase and sale of the Subsequent Shares subject to each such notice shall occur on the later to occur of (x) the Third Tranche Settlement Date and (y) the fourth Business Day following (but not including) the last date to have timely delivered such Subsequent Sale Participation Notice.

            (4) By (A) in the case of settlement under Section 4.1(b)(2), the fourth Business Day following (but not including) the last date to have timely delivered a Subsequent Sale Participation Notice or (B) in the case of settlement under Section 4.1(b)(3), the later to occur of (x) the Third Tranche Settlement Date and (y) the fourth Business Day following (but not including) the last date to have timely delivered such Subsequent Sale Participation Notice; each Purchaser who delivered such Subsequent Sale Participation Notice will deliver to the Money Escrow Agent an amount in United States dollars equal to the product of (x) the number of Subsequent Shares that such Purchaser indicated a willingness to acquire in its Subsequent Sale Participation Notice (as adjusted in accordance with Section 4.1(b)(1)) multiplied by (y) the Subsequent Sale Per Share Purchase Price. The Money Escrow Agent shall promptly notify the Seller and each Purchaser of its receipt of the amounts required to have been delivered by the Purchasers in accordance with the immediately preceding sentence. If the Money Escrow Agent shall have received the funds required to have been delivered by the Purchasers under this Section 4.1(b)(4), then the Seller shall deliver to each Purchaser who delivered a Subsequent Sale Participation Notice the number of Subsequent Shares specified in such Purchaser's Subsequent Sale Participation Notice (as adjusted in accordance with
Section 4.1(b)(1)), to such Purchaser's DTC Account through the Depository Trust Company DWAC system. Upon its receipt of written notices from the Purchasers of their receipt of the Subsequent Shares required to have been delivered to them by the Seller in accordance with the immediately preceding sentence, the Money Escrow Agent shall deliver to the Seller all of the funds delivered by the Purchasers for such Subsequent Shares under this Section 4.1(b)(4), less an amount equal to the finders, placement or similar fee or commission that would have been paid by Seller to any Person in connection with the Subsequent Sale under the agreement contemplated by such Subsequent Sale (such a fee shall not exceed 3% of the aggregate amounts deposited by all Purchasers other than S.R. West Corp.).

        4.2 Certain Call Rights.

            (a) In addition to the Shares and Subsequent Shares that the Purchasers may or are obligated to purchase elsewhere under this Agreement, each Purchaser shall have the right, but not the obligation, to require the Seller to sell to it a number of Shares equal to the product of (1) 500,000 multiplied by
(2) such Purchaser's First Tranche Percentage at a price per Share equal to the Call Shares Per Share Purchase Price. If the Waiver is not obtained by the Seller and delivered to the Purchasers by October 15, 2001, then, in addition to the shares of Common Stock that the Purchasers shall have the right (but not the obligation) to require the Seller to sell to them in accordance with the immediately preceding sentence, each Purchaser shall have the additional right (but not the obligation) to require the Seller to sell to it, at a price per share equal to the Call Shares Per Share Purchase Price, an additional number of shares of Common Stock equal to the positive product of (x)(1) 1,000,000 less
(2) the aggregate of all Subsequent Shares sold to the Purchasers or which the Purchasers did not elect to purchase in response to a Subsequent Sale Notice under Section 4.1 multiplied by (y) such Purchaser's First Tranche Percentage. A Purchaser may exercise its rights under (1) the initial 500,000 option specified in the first sentence of this Section 4.2(a), in whole or in part, from time to time and at any time from the date of this Agreement through and including December 15, 2001 and (2) the subsequent option referenced in the second sentence of this Section 4.2(a), in whole or in part, between December 16 to December 20, 2001, in each case by delivering to the Seller one or more written notices (each, a "Call Option Notice"), specifying the number of such shares of Common Stock to which such notice relates.

            (b) Each settlement of sales of shares of Common Stock to the Purchasers under this Section 4.2 shall occur as follows:

            (1) If a Purchaser shall have delivered the Call Option Notice at issue on or following the Third Tranche Settlement Date, then the settlement of the purchase and sale of the shares of Common Stock subject to such notice shall occur as soon as possible, but in any event by the fourth Business Day following (but not including) the date of delivery of such Call Option Notice.

            (2) If a Purchaser shall have delivered the Call Option Notice at issue prior to the Third Tranche Settlement Date, then the settlement of the purchase and sale of the shares of Common Stock subject to such notice shall occur on the later to occur of (x) the Third Tranche Settlement Date and (y) the fourth Business Day following (but not including) the date of delivery of such Call Option Notice.


            (3) By (A) in the case of settlement under Section 4.2(b)(1), the fourth Business Day following (but not including) the date of delivery of the Call Option Notice at issue, or (B) in the case of settlement under Section 4.2(b)(2), the later to occur of (x) the Third Tranche Settlement Date and (y) the fourth Business Day following (but not including) the date of delivery of the Call Option Notice at issue; the Purchaser who delivered such Call Option Notice will deliver to the Money Escrow Agent an amount in United States dollars equal to the product of (x) the number of shares of Common Stock that such Purchaser elected to purchase in its Call Option Notice multiplied by (y) the Call Shares Purchase Price. The Money Escrow Agent shall promptly notify the Seller and each Purchaser of its receipt of the amounts required to have been delivered by such Purchaser in accordance with the immediately preceding sentence. If the Money Escrow Agent shall have received the funds required to have been delivered by the Purchaser who delivered the Call Option Notice at issue, then the Seller shall deliver to such Purchaser the number of shares of Common Stock specified in such Purchaser's Call Option Notice, to such Purchaser's DTC Account through the Depository Trust Company DWAC system. Upon its receipt of written notices from the Purchaser of its receipt of the shares of Common Stock required to have been delivered to it by the Seller in accordance with the immediately preceding sentence, the Money Escrow Agent shall deliver to the Seller all of the funds delivered by such Purchaser for such shares under this Section 4.2(b)(3), less an amount equal to 3% of all such amounts delivered by such Purchaser, if such Purchaser is not S.R. West Corp., which shall be disbursed to or as directed by S.R. West Corp..

        4.3 Efforts to Obtain Waiver. The Seller will use its commercially reasonable efforts to obtain the Waiver by the First Tranche Settlement Date and, if it has not obtained the Waiver by such time, then it will continue to use its commercially reasonable efforts to obtain the Waiver as soon as possible following the First Tranche Settlement Date.

                                    ARTICLE V
                                  MISCELLANEOUS

        5.1 Fees and Expenses. Except as specified in this Agreement, each party hereto shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

        5.2 Entire Agreement; Amendments. This Agreement, together with the Schedules hereto, contains the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

        5.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York City time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date,
(iii) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications is specified on Schedule A to this Agreement, which may be amended as to a notice Person on such schedule by written notice to all other Persons on such schedule addressed as specified hereunder.

        5.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the parties or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

        5.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

        5.6 Successors and Assigns; Third-Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The parties may not assign their rights under this Agreement without the prior written consent of the other parties. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

        5.7 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the courts sitting in Hong Kong (the "Hong Kong Courts"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Hong Kong Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or that such Hong Kong Courts are inconvenient or will be an improper forum for such proceeding. However, (x) if the Hong Kong Courts shall either refuse to apply the laws of the State of New York to such proceedings or shall determine that the Hong Kong Courts are the improper forum to adjudicate such dispute, (y) if Seller commences a proceeding against one or more of the Purchasers to enforce its rights under this Agreement (which shall not include a countersuit or counterclaim) then if commenced by Seller in a New York Court (as defined below), or (z) if the Seller finds the Hong Kong Courts inconvenient; then each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the "New York Courts"). In such event, each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any such dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or that such New York Courts are inconvenient or will be an improper forum for such proceeding. Each party hereto (including its affiliates, agents, officers, directors and employees) hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto (including its affiliates, agents, officers, directors and employees) hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

        5.8 Survival. The representations, warranties, agreements and covenants contained herein shall survive each Closing Date and Settlement Dates hereunder.

        5.9 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

        5.10 Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement is unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall be the interpreted as if such provision were so excluded and shall nevertheless remain in full force and effect. With regard to any provision, or portion thereof deemed wholly unenforceable, the parties shall attempt to agree upon a valid and enforceable provision or portion thereof, which shall be a reasonable substitute therefor, and upon such agreement, shall incorporate such substitute provision or portion thereof in this Agreement.

        5.11 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the parties will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

        5.12 Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser under this Agreement is several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

        5.13 Currency. All references in this Agreement to dollars ($) shall be to United States dollars (US$).

        5.14 Certain Authority. Each of the Purchasers hereby appoints Eric L. Cohen and Kenneth L. Henderson of Robinson Silverman as their respective duly authorized Persons to confirm receipt on behalf of such Purchaser of the Shares to be delivered by Seller at each Settlement Date. The Seller hereby appoints [ ] as its duly authorized Person to confirm receipt on behalf of the Seller of al funds to be delivered to Seller by a Purchaser or the Money Escrow Agent.

        5.15 Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the trading price of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor to its function of reporting share prices.


      [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK SIGNATURE PAGES FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


CHINA DEVELOPMENT INDUSTRIAL BANK, INC.
By: /s/ Chin Lin
    ----------------------------------------------
Chin Lin
Senior Executive Vice President



PINE RIDGE FINANCIAL, INC.
By:_______________________________________________
Kenneth L. Henderson
Attorney-in-Fact
Number of First Tranche Shares to be acquired: 475,000
DTC Account: Bear, Stearns & Co., DTC # 352
For the Account of Pine Ridge Financial, Inc.
Account # 102-25686



VERTICAL VENTURES LLC
By: /s/ Josh Silverman
    ----------------------------------------------
Josh Silverman
Manager Number of First Tranche Shares to be acquired: 25,000
DTC Account: Refco Securities, DTC # 116
For the Account of Vertical Ventures LLC
Account # 110-15658


BAKER & MACKENZIE
By: /s/ Kevin Liao
--------------------------------------------------
Name: Kevin Liao
Title: Associate Partner

                                   Schedule A

ADDRESS FOR NOTICE
China Development Industrial Bank Inc.
5F, No. 125, Section 5
Nanking-East Road
Taipei, Taiwan R.O.C.
Facsimile No.: 011 (886) 2-2761-4741
Attn: Bing Shen, Executive Vice President
With a copy to:
Baker & McKenzie
15F, 168 Tun Hwa N. Rd.
Taipei 105, Taiwan R.O.C.
Facsimile No.: 011 (886) 2-2716-9250
Attn: Kevin Liao

Pine Ridge Financial Inc.
c/o Icaza, Gonzalez-Ruiz & Aleman
Wickhams Cay I, P.O. Box 873
Road Town, Tortola
British Virgin Islands
With copies to:
Cavallo Capital Corp.
660 Madison Avenue, 18 th Floor
New York, NY 10021
Facsimile No.: (212) 651-9010
Attn: Eldad Gal
Robinson Silverman Pearce Aronsohn & Berman LLP
1290 Avenue of the Americas
New York, NY 10104
Facsimile No.: (212) 541-4630 and (212) 541-1432
Attn: Eric L. Cohen, Esq.

Vertical Ventures LLC
160 Central Park South
Suite 3212
New York, NY 10019
Facsimile No.: (212) 974-2365
Attn: Josh Silverman
With a copy to:
Robinson Silverman Pearce Aronsohn & Berman LLP
1290 Avenue of the Americas
New York, NY 10104
Facsimile No.: (212) 541-4630 and (212) 541-1432
Attn: Eric L. Cohen, Esq.

Baker & McKenzie
15F, 168 Tun Hwe N. Rd.
Taipei 105, Taiwan R.O.C.
Facsimile No.: 011 (886) 2-2716-9250
Attn: Kevin Liao